Exhibit 10.2
SANDERSON FARMS, INC.
RESTRICTED STOCK AGREEMENT
(Management Employee)
     This RESTRICTED STOCK AGREEMENT (this “Agreement”), made and entered into as of the ___ day of                     , 200___ (the “Grant Date”), by and between _________ (the “Participant”) and Sanderson Farms, Inc. (together with its subsidiaries and affiliates, the “Company”), sets forth the terms and conditions of a Restricted Stock Award issued pursuant to the Sanderson Farms, Inc. and Affiliates Stock Incentive Plan, adopted on February 17, 2005 (the “Plan”) and this Agreement. Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.
     1. Grant and Vesting of Restricted Stock .
          (a) As a reward for past service or in consideration of and as an incentive to the Participant’s performance of future services on behalf of the Company, and for no additional consideration, the Company hereby grants to the Participant, as of the Grant Date, ___ shares of the Company’s common stock, par value $1.00 per share (the “Restricted Stock”), subject to the terms and conditions set forth herein and in the Plan. The Restricted Stock is subject to forfeiture as provided herein and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of by the Participant, other than by will or by the laws of descent and distribution of the state in which the Participant resides on the date of his death. The period during which the Restricted Stock is not vested and is subject to transfer restrictions is referred to herein as the “Restriction Period.”
          (b) Except as otherwise provided in this Agreement or the Plan, the Restricted Stock shall vest and no longer be subject to forfeiture or any transfer restrictions hereunder on the fourth anniversary of the Grant Date, so long as the Participant has remained continuously employed by the Company from the Grant Date through such date.
          (c) In the event of (i) the Participant’s termination of employment with the Company by reason of death or Disability, (ii) the Participant’s termination of employment with the Company after his attainment of eligibility for retirement (as determined by the Board from time to time) or, (iii) a Change of Control, the Restricted Stock that has not vested shall immediately vest and no longer be subject to forfeiture or any transfer restrictions hereunder. If the Participant’s employment with the Company is terminated for any other reason, voluntarily or involuntarily, prior to the expiration of the Restriction Period, then the Restricted Stock that has not vested as of the termination date shall immediately be forfeited, ownership shall be transferred back to the Company and the Restricted Stock shall become authorized but unissued Shares.
          (d) If the Board determines in good faith that the Participant has engaged in any Detrimental Activity during the period that the Participant is employed by the Company or during the two-year period following the Participant’s voluntary termination of employment or his termination by the Company for Cause, then the Restricted Stock that has not vested as of the date of the Board determination shall immediately be forfeited, ownership shall be transferred back to the Company and the Restricted Stock shall become authorized but unissued Shares or, if the Restricted Stock has already vested, the Participant shall repay to the Company the fair market value of the Shares as of the Grant Date. For purposes of this Section 1(d), the parties hereto agree that the fair market value of the Shares as of the Grant Date is $                 per share.
     2. Issuance of Shares .
     Certificates representing the Restricted Stock shall be registered in the Participant’s name (or an appropriate book entry shall be made). Certificates, if issued, may, at the Company’s option, either be held by the Company in escrow until the Restriction Period expires or until the restrictions thereon otherwise lapse and/or be issued to the Participant and registered in the name of the Participant, bearing an appropriate restrictive legend that refers to this Agreement and remaining subject to appropriate stop-transfer orders. The Participant agrees to deliver to the Board, upon request, one or more stock powers endorsed in blank relating to the Restricted Stock. If and when the Restricted Stock vests and is no longer subject to forfeiture or transfer restrictions, unlegended certificates for such Restricted Stock shall be delivered to the Participant (subject to Section 6 pertaining to the withholding of taxes and Section 14 pertaining to the Securities Act of 1933, as amended (the “Securities Act”)); provided, however, that the Board may cause such legend or legends to be placed on any such certificates as it may deem advisable under Applicable Law.
     3. Rights as a Stockholder .
     Except as otherwise provided in this Agreement or the Plan, during the Restriction Period the Participant shall have, with respect to the Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Restricted Stock and the right to receive any dividends or other distributions with respect thereto.
     4. Adjustments .

     If any change in corporate capitalization, such as a stock split, reverse stock split, stock dividend, or any corporate transaction such as a reorganization, reclassification, merger or consolidation or separation, including a spin-off of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company’s corporate structure, or any distribution to stockholders (other than a cash dividend) results in the outstanding Shares, or any securities exchanged therefore or received in their place, being exchanged for a different number or class of shares or other securities of the Company, or for shares of stock or other securities of any other corporation, or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding Shares, then the shares of Restricted Stock granted pursuant to this Agreement shall be treated in the same manner as other outstanding Shares of the Company.
     5. Validity of Share Issuance .
     The shares of Restricted Stock have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and non-assessable.
     6. Taxes and Withholding .
     As soon as practicable on or after the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to this Award of Restricted Stock, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, or the Company may deduct or withhold from any cash or property payable to the Participant, an amount equal to all federal, state, local and foreign taxes that are required by Applicable Law to be withheld with respect to such includible amount. Notwithstanding anything to the contrary contained herein, the Participant may, if the Company consents, discharge this withholding obligation by directing the Company to withhold shares of Restricted Stock having a Fair Market Value on the date that the withholding obligation is incurred equal to the amount of tax required to be withheld in connection with such vesting, as determined by the Board.
     7. Notices .
     Any notice to the Company provided for in this Agreement shall be in writing and shall be addressed to it in care of its Secretary at its principal executive offices, and any notice to the Participant shall be addressed to the Participant at the current address shown on the payroll records of the Company. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.
     8. Legal Construction .
          Severability . If any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or this Agreement under any law with respect to which the Plan or this Agreement is intended to qualify, or would cause compensation deferred under the Plan to be includible in a Plan participant’s gross income pursuant to Section 409A(a)(1) of the Internal Revenue Code of 1986, as amended, as determined by the Board, such provision shall be construed or deemed amended to conform to Applicable Law or, if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Agreement, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.
          Gender and Number . Where the context admits, words in any gender shall include the other gender, words in the singular shall include the plural and words in the plural shall include the singular.
          Governing Law . To the extent not preempted by federal law, this Agreement shall be construed in accordance with and governed by the laws of the State of Mississippi.
     9. Incorporation of Plan .
     This Agreement and the Restricted Stock Award made pursuant hereto are subject to, and this Agreement hereby incorporates and makes a part hereof, all terms and conditions of the Plan that are applicable to Agreements and Awards generally and to Restricted Stock Awards in particular. The Board has the right to interpret, construe and administer the Plan, this Agreement and the Restricted Stock Award made pursuant hereto. All acts, determinations and decisions of the Board made or taken pursuant to grants of authority under the Plan or with respect to any questions arising in connection with the administration and interpretation of the Plan, including the severability of any and all of the provisions thereof, shall be in the Board’s sole discretion and shall be conclusive, final and binding upon all parties, including the Company, its stockholders, Participants, Eligible Participants and their estates, beneficiaries and successors. The Participant acknowledges that he has received a copy of the Plan.
     10. No Implied Rights .
     Neither this Agreement nor the issuance of any Restricted Stock shall confer on the Participant any right with respect to continuance of employment or other service with the Company. Except as may otherwise be limited by a written agreement between the Company and the Participant, and acknowledged by the Participant, the right of the Company to terminate at will the Participant’s employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by the Company.
     11. Integration .

     This Agreement and the other documents referred to herein, including the Plan, or delivered pursuant hereto, contain the entire understanding of the parties with respect to their subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and restrictions imposed by the Securities Act and applicable state securities laws . This Agreement, including the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.
     12. Counterparts .
     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together constitute one and the same instrument.
     13. Amendments .
     The Board may, at any time, without consent of or receiving further consideration from the Participant, amend this Agreement and the Restricted Stock Award made pursuant hereto in response to, or to comply with changes in, Applicable law. To the extent not inconsistent with the terms of the Plan, the Board may, at any time, amend this Agreement in a manner that is not unfavorable to the Participant without the consent of the Participant. The Board may amend this Agreement and the Restricted Stock Award made pursuant hereto otherwise with the written consent of the Participant.
     14. Securities Act .
          (a) The issuance and delivery of the Restricted Stock to the Participant have been registered under the Securities Act by a Registration Statement on Form S-8 that has been filed with the Securities and Exchange Commission (“SEC”) and has become effective. The Participant acknowledges receipt from the Company of its Prospectus dated February 23, 2006, relating to the Restricted Stock.
          (b) If the Participant is an “affiliate” of the Company, which generally means a director, executive officer or holder of 10% or more of its outstanding shares, at the time certificates representing Restricted Stock are delivered to the Participant, such certificates shall bear the following legend, or other similar legend then being generally used by the Company for certificates held by its affiliates:
“THESE SHARES MUST NOT BE OFFERED FOR SALE, SOLD, ASSIGNED OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL FOR THE ISSUER, IS EXEMPT FROM REGISTRATION THROUGH COMPLIANCE WITH RULE 144 OR WITH ANOTHER EXEMPTION FROM REGISTRATION.”
          The Company shall remove such legend upon request by the Participant if, at the time of such request, the shares are eligible for sale under SEC Rule 144(k), or any provision that has replaced it, in the opinion of the Company’s counsel.
     15. Arbitration .
          Any controversy or claim arising out of or relating to this Restricted Stock Agreement shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.
          IN WITNESS WHEREOF, the Participant has executed this Agreement on his own behalf, thereby representing that he has carefully read and understands this Agreement and the Plan as of the day and year first written above, and the Company has caused this Agreement to be executed in its name and on its behalf, all as of the day and year first written above.

SANDERSON FARMS, INC.

By:

Name:

Title:

PARTICIPANT